UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Organizational Changes

On May 19, 2016, ITC Holdings Corp. (the “Company”) announced an organizational change, effective immediately.  As a result of the changes, certain operational responsibilities shifted among the Company’s executive officers and the number of persons reporting directly to the Chief Executive Officer was reduced. The following officers, each of whom is an executive officer of the Company, now report directly to Joseph Welch, the Company’s President and Chief Executive Officer:

Name	Former Title and Responsibilities	New Title and Responsibilities
Linda H. Blair

Executive Vice President, Chief Business Unit Officer and President, ITC Michigan, responsible for leading all aspects of the financial and operational performance of the Company’s four regulated operating companies; also serves as the business unit head and president of the ITCTransmission and METC operating companies

Executive Vice President and Chief Business Unit Officer, responsible for leading all aspects of the financial and operational performance of the Company’s four regulated operating companies and the Company’s development function

Rejji P. Hayes

Senior Vice President and Chief Financial Officer and the Company’s principal accounting officer, responsible for the Company’s accounting, internal audit, investor relations, treasury, financial planning and analysis, management reporting, and risk management and insurance functions, as well as merger/acquisition initiatives

Executive Vice President and Chief Financial Officer and the Company’s principal accounting officer, no changes to responsibilities
Jon E. Jipping

Executive Vice President and Chief Operating Officer, responsible for the Company’s transmission system planning, system operations, engineering, supply chain, field construction and maintenance, and security functions

Executive Vice President and Chief Operating Officer, responsible for the Company’s transmission system planning, system operations, engineering, supply chain, field construction and maintenance, security and information technology functions

Daniel J. Oginsky

Executive Vice President, U.S. Regulated Grid Development, responsible for leading the Company’s growth and expansion through new investments in regulated electric transmission infrastructure across the United States

Executive Vice President and Chief Administrative Officer, responsible for the Company’s regulatory, federal and state government affairs, marketing and communications, human resources, strategic and enterprise planning, and local community and government affairs functions

Christine Mason Soneral	Senior Vice President and General Counsel, responsible for the Company’s legal, corporate secretary, real estate, contract administration and corporate compliance functions	No changes to title or responsibilities

Biographical information for each of the Company’s executive officers is available under “Executive Officers” in the Company’s 2016 annual meeting proxy statement filed April 8, 2016 and such biographical information is incorporated herein by reference.

Approval of 2016 Equity-Based Awards and other Compensation Items

On May 19, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of the Company made grants of restricted stock under the 2015 Long-Term Incentive Plan (the “2015 Plan”) to certain employees employed on or before April 30, 2016.  The number of shares awarded to the executive officers designated as the Company’s named executive officers in its 2016 annual meeting proxy statement are set forth in the table below.

Name and Office	Number of Shares
Joseph L. Welch President and Chief Executive Officer	60,542
Linda H. Blair Executive Vice President and Chief Business Unit Officer	24,448
Rejji P. Hayes Executive Vice President and Chief Financial Officer	15,927
Jon E. Jipping Executive Vice President and Chief Operating Officer	19,989
Daniel J. Oginsky Executive Vice President and Chief Administrative Officer	16,843

The restricted stock award agreements relating to these grants will provide that, subject to the Agreement and Plan of Merger, dated as of February 9, 2016 (as amended or modified from time to time, the “Merger Agreement”), by and among the Company, Fortis Inc., Fortis US Inc. and Element Acquisition Sub Inc., so long as the grantee remains employed by us, the restricted stock fully vests upon the earlier of (i) the third anniversary of the grant date, (ii) the grantee’s death or permanent disability, or (iii) the occurrence of a Change in Control Termination (as defined in the 2015 Plan). If the effective time of the merger contemplated by the Merger Agreement occurs, the restricted stock will be treated as provided in Section 2.2(b) of the Merger Agreement. If employment is terminated prior to the vesting date for any reason other than death, disability, Retirement (as defined in the 2015 Plan) or Change in Control Termination, the remaining unvested shares will be canceled unless the Committee, in the exercise of its authority under the 2015 Plan, modifies the vesting date in connection with the termination. If the grantee attains or has attained age 65 prior to the vesting date while continuing to be employed by the Company, the stock will become vested (i) as of the date the grantee becomes 65, in increments of 33-1/3% of such shares in respect of each one year anniversary (if any) of the date of the grant agreement that has occurred prior to the grantee attaining such age, and (ii) in increments of 33-1/3% of such shares as of each one year anniversary of the date of the agreement that occurs after the grantee attains such age until all shares have fully vested (provided that grantee continues to be employed by the Company as of each such anniversary). The restricted stock award agreements will also provide that restricted stock issued to the grantee generally may not be transferred by the grantee in any manner prior to vesting without the consent of the Committee. Grantees will otherwise have all rights of holders of our common stock, including voting rights and the right to receive dividends.

A form of the grant agreement used in connection with the 2016 awards will be filed as an exhibit to the Company’s next Form 10-Q.

Also on May 19, 2016, the Board of Directors approved an additional lump sum cash payment to Joseph Welch in the amount of $250,000 to be paid at the same time as the payment of the 2016 annual incentive plan bonus.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on May 19, 2016, the shareholders (a) reelected all nine of the directors nominated for election, (b) approved, by a non-binding vote, the compensation of the NEOs, and (c) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2016. The following table sets forth the results of the voting at the meeting.

Nominee	For	Withheld	Broker Non-Votes
Albert Ernst	110,350,222	2,879,255	20,319,728
Christopher H. Franklin	110,491,039	2,738,438	20,319,728
Edward G. Jepsen	110,092,706	3,136,771	20,319,728
David R. Lopez	108,991,971	4,237,506	20,319,728
Hazel R. O’Leary	108,188,292	5,041,185	20,319,728
Thomas G. Stephens	110,838,083	2,391,394	20,319,728
Gordon Bennett Stewart, III	110,135,936	3,093,541	20,319,728
Lee C. Stewart	109,745,827	3,483,650	20,319,728
Joseph L. Welch	110,519,626	2,709,851	20,319,728

Proposal	For	Against	Abstain	Broker Non-Votes
Approval, by non-binding vote, of compensation of named executive officers	106,033,210	6,958,378	210,889	20,319,728

Proposal	For	Against	Abstain	Broker Non-Votes
Ratification of appointment of Deloitte & Touche LLP	132,712,579	747,023	89,603	—

Item 8.01  Other Events.

Declaration of Dividend

On May 19, 2016, the Board of Directors declared a quarterly cash dividend of $0.1875 per common share, payable on June 15, 2016 to shareholders of record on June 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 25, 2016

ITC HOLDINGS CORP.

By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its:	Senior Vice President and General Counsel